As filed with the Securities and Exchange Commission on March 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PEPGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	85-3819886
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

321 Harrison Avenue

Boston, Massachusetts 02118

(781) 797-0979

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

PepGen Inc. 2022 Stock Option and Incentive Plan

PepGen Inc. 2022 Employee Stock Purchase Plan

(Full title of the plan)

James McArthur, Ph.D.

President and Chief Executive Officer

PepGen Inc.

321 Harrison Avenue

Boston, Massachusetts 02118

(781) 797-0979

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edwin O’Connor, Esq.

Finnbarr Murphy, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTIONS E

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by PepGen Inc. (the “registrant”) with the Securities and Exchange Commission (the “Commission”) to register 3,443,747 additional shares of its common stock, par value $0.0001 per share (the “Common Stock”), reserved for issuance under the PepGen Inc. 2022 Stock Option and Incentive Plan (the “2022 Plan”) and 678,000 additional shares of its Common Stock, reserved for issuance under the 2022 Employee Stock Purchase Plan (the “2022 ESPP”), pursuant to the “evergreen” provisions of the 2022 Plan and the 2022 ESPP.

The number of shares of Common Stock reserved and available for issuance under the 2022 Plan is subject to an automatic annual increase on each January 1, in an amount equal to the lesser of: (i) 5% of the outstanding shares on the immediately preceding December 31, or (ii) such lesser amount as determined by the Administrator.

The number of shares of Common Stock reserved and available for issuance under the 2022 ESPP is subject to an automatic annual increase by the lesser of (i) one percent (1%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31st, (ii) 678,000 shares of Common Stock or (iii) such number of shares of Common Stock as determined by the Administrator.

The additional shares are of the same class as other securities relating to the 2022 Plan and the 2022 ESPP for which the registrant’s registration statements filed on Form S-8 with the Commission on May 10, 2022 (File No. 333-264822), March 23, 2023 (File No. 333-270790), March 6, 2024 (File No. 333-277708) and February 24, 2025 (File No. 333-285166) are effective.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statements on Form S-8 filed with the Commission on May 10, 2022 (File No. 333-264822), March 23, 2023 (File No. 333-270790), March 6, 2024 (File No. 333-277708) and February 24, 2025 (File No. 333-285166) are hereby incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.		Description

4.1

Third Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed on June 16, 2022 (File No. 001-41374)).

4.2

Certificate of Correction to Third Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q filed on November 10, 2022 (File No. 001-41374)).

4.3

Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of PepGen Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 20, 2024 (File No. 001-41374)).

4.4		Second Amended and Restated By-laws of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on March 15, 2024 (File No. 001-41374)).
4.5

Amended and Restated Investors’ Rights Agreement among the Company and certain of its stockholders, dated July 30, 2021 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Company's Statement on Form S-1, as amended (File No. 333-264335)).

5.1	*	Opinion of Goodwin Procter LLP.
23.1	*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	*	Power of Attorney (included on signature page).
99.1

2022 Stock Option and Incentive Plan and form of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, as amended (File No. 333-264335)).

99.2		2022 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, as amended (File No. 333-264335)).
99.3

Form of Non-Qualified Stock Option Agreement for Non-Employee Directors (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2025 (File No. 001-41374).

107	*	Filing Fee Table
*		Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 4th day of March, 2026.

PEPGEN INC.

By:	/s/ James McArthur
James McArthur, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James McArthur, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of March 4, 2026:

Name	Title

/s/ James McArthur	Chief Executive Officer (Principal Executive Officer)
James McArthur, Ph. D.

/s/ Noel Donnelly	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Noel Donnelly, M.B.A.

/s/ Laurie B. Keating	Chair of the Board of Directors
Laurie B. Keating, J.D.

/s/ Habib Joseph Dable	Director
Habib Joseph Dable

/s/ Heidi Henson	Director
Heidi Henson

/s/ Howard Mayer	Director
Howard Mayer, M.D.

/s/ Joshua Resnick.	Director
Joshua Resnick, M.D., M.B.A

/s/ Mitchell H. Finer	Director
Mitchell H. Finer, Ph.D.

/s/ Lisa Wyman	Director
Lisa Wyman, M.S.